Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-153454 on Form S-1 of our report dated March 20, 2008, except for Note 20, as to which the date is September 12, 2008, relating to the consolidated financial statements of Ocean Shore Holding Co. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

November 6, 2008